UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 4, 2026
Date of Report (Date of earliest event reported)

FINGERMOTION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41187	46-4600326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Somerset Road, Level 3 Singapore	238164
(Address of principal executive offices)	(Zip Code)

(347) 349-5339
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	FNGR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

On June 4, 2026, FingerMotion, Inc. (the “Company” or “FingerMotion”) issued a news release to announce that it has agreed with BlueFlare Energy Solutions Inc. (“BlueFlare” or “BFE Solutions”) to enter into a Memorandum of Understanding (the “MOU”) regarding the development of behind-the-meter (“BTM”) AI compute infrastructure across Western Canada. Under the contemplated MOU, BlueFlare would act as FingerMotion’s primary development partner across the Canadian provinces of Alberta, British Columbia and Saskatchewan (the “Territory”) for the origination, design, engineering, construction and ongoing support of HPC inference sites integrated with co-located bitcoin mining operations on a behind-the-meter basis.

FingerMotion is pursuing a strategy of building modular, micro-scale AI and HPC compute capacity in North America through behind-the-meter natural gas-powered sites in Western Canada. The Company believes that the BTM natural gas model may offer a structurally differentiated path to deploying AI and HPC compute capacity by generating power on-site rather than drawing from the grid, and that this approach could provide greater control over energy costs and long-term power availability — factors the Company believes are increasingly critical to the economics of AI inference and HPC workloads. The contemplated collaboration with BlueFlare represents the foundational step in advancing this strategy through a regional development partner with established BTM operations in Western Canada.

In evaluating potential BTM infrastructure development partners, FingerMotion considered candidates against three criteria: demonstrated operational experience with natural gas-powered generation in Western Canada, the stated capability to deploy modular HPC infrastructure on accelerated timelines, and a proprietary approach to intelligent load management. BlueFlare was identified as FingerMotion’s preferred prospective partner based on its performance against these criteria, leading the parties to agree to enter into the contemplated MOU.

“The cooperation framework we are establishing with BlueFlare gives FingerMotion a credible Western Canadian foothold in the rapidly growing North American AI infrastructure market,” said Martin Shen, Chief Executive Officer of FingerMotion. “Western Canada combines world-class natural gas resources, supportive policy frameworks, and BlueFlare’s behind-the-meter development capability — a combination we believe is genuinely differentiated relative to grid-dependent data center development. The contemplated framework positions AI inference capacity as our primary value driver, with co-located bitcoin mining serving as a load-balancing and asset-utilization mechanism rather than a primary use case. We expect to advance toward definitive agreements and look forward to providing further updates as the relationship progresses.”

The contemplated MOU has been agreed by the parties in principle and, when executed, is intended to be substantially non-binding with respect to the principal commercial terms of the cooperation, which would remain subject to the negotiation and execution of one or more definitive agreements. Certain provisions of the MOU — including exclusivity, anti-circumvention, confidentiality, public-disclosure, governing-law and dispute-resolution provisions — would, however, be binding on the parties in accordance with their terms once executed. The principal terms of the contemplated cooperation are summarized below.

Contemplated Scope of Cooperation

Subject to the negotiation and execution of one or more definitive agreements (each, a “Definitive Agreement”), BlueFlare would act as FingerMotion’s primary development partner across the full project lifecycle. Anticipated workstreams under the contemplated MOU would include the following:

Site Origination and Acquisition. Identification, qualification, negotiation, and leasing of land, power, gas and interconnection rights for HPC and co-located bitcoin mining sites within the Territory.

Development Management. Project structuring, permitting, regulatory engagement, stakeholder coordination, and gas and power offtake structuring.

Design and Engineering. Conceptual through detailed engineering for power generation, gas conditioning, electrical balance-of-plant, cooling, network and HPC white-space.

EPC / EPCM Construction. Procurement and construction under either an engineering, procurement and construction (“EPC”) or engineering, procurement and construction management (“EPCM”) delivery model, as the parties may agree in each applicable Definitive Agreement.

Commissioning and Operations. Commissioning, performance testing, and ongoing operations, maintenance and monitoring services for the energy, gas conditioning and HPC infrastructure layers.

BALA™ Platform Deployment. Deployment of BlueFlare’s BALA™ (BlueFlare Adaptive Load Architecture™) load-following platform for integrated AI inference and bitcoin mining load management.

The contemplated cooperation framework treats the integration of legacy and continuing bitcoin mining operations at each site as a load-balancing and gas-continuity mechanism rather than a primary use case, consistent with BlueFlare’s stated “From Wellhead to Workload” platform.

Initial Project Sites Identified for Evaluation

The contemplated MOU references two initial project sites currently identified by BlueFlare for potential development on behalf of FingerMotion within the Territory. Each site is expected to be advanced under a separate site-specific Commercial Term Sheet and one or more associated Definitive Agreements, the terms of which would address site-level economics, capacity, schedule, construction scope, hosting structure, and applicable fee arrangements. The parties have agreed to use commercially reasonable efforts to negotiate and execute a Commercial Term Sheet in respect of at least one of the two initial sites within ninety (90) days following execution of the MOU. This 90-day milestone is aspirational and non-binding in nature, and a failure to meet it would not, of itself, constitute a breach of the contemplated MOU or a basis for termination. Neither party would be obligated under the contemplated MOU to enter into any Commercial Term Sheet or Definitive Agreement in respect of any site.

Exclusivity and Other Binding Provisions

The contemplated MOU is structured to provide FingerMotion with a dedicated, single-source development partner across the Territory. Under the contemplated exclusivity arrangements — which are intended to be binding on FingerMotion once the MOU is executed — BlueFlare would serve as FingerMotion’s sole and exclusive partner within Alberta, British Columbia and Saskatchewan for the origination, design, engineering, construction and ongoing support of HPC inference sites and co-located bitcoin mining infrastructure. The exclusivity commitment is subject to customary carve-outs, including for FingerMotion’s pre-existing arrangements disclosed in writing to BlueFlare prior to execution of the MOU, and for FingerMotion’s own internal development, evaluation and analysis activities. For the avoidance of doubt, the exclusivity commitment is non-reciprocal: BlueFlare would not be subject to a corresponding exclusivity obligation and may continue to pursue HPC and bitcoin mining infrastructure projects with other parties, including within the Territory, in its sole discretion.

Why Western Canada. Why Behind-the-Meter Natural Gas.

Western Canada — and Alberta in particular — combines abundant natural gas resources with policy frameworks the Company believes are supportive of behind-the-meter compute development. The Government of Alberta has established a target of attracting C$100 billion in data center investment by 2030, with policy specifically structured to incentivize developers to “bring their own power.” The Company believes this framework positions behind-the-meter natural gas generation as a preferred infrastructure model for compute development in the province. Alberta produces in excess of 10.9 billion cubic feet of natural gas per day, with a growing portion of that production representing an addressable BTM power generation opportunity. The Company believes that pursuing a BTM natural gas compute strategy across Alberta, British Columbia and Saskatchewan — if successfully executed — could offer meaningful structural advantages relative to grid-dependent compute development in other jurisdictions. There can be no assurance, however, that the strategy will be successfully executed or that any particular commercial outcome will be achieved.

A copy of the news release is attached as Exhibit 99.1 hereto.

The information contained in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	News Release dated June 4, 2026
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINGERMOTION, INC.
DATE: June 4, 2026	By: /s/ Martin J. Shen Martin J. Shen CEO and Director